UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2009 (February 26, 2009)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition.

On February 27, 2009, the Registrant issued an earnings release announcing its financial results for the three and twelve month periods ended December 31, 2008. A copy of the earnings release is furnished as Exhibit 99.1.

This earnings press release includes financial measures that are not in conformity with accounting principles generally accepted in the United States. We refer to these as non-GAAP financial measures. Specifically, the release refers to adjusted statements of operations and adjusted diluted earnings per share.

The adjusted statements of operations and adjusted diluted earnings per share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Endo refers to these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding the company’s operational performance. For instance, Endo believes that these non-GAAP financial measures facilitate its internal comparisons to its historical operating results and comparisons to competitors’ results. The company includes these non-GAAP financial measures in its earnings announcements because it believes they are useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that these non-GAAP financial measures may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Finally, these measures are considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release.

The information in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in Exhibit 99.1 shall not be incorporated into any registration statement or other document filed with the Securities and Exchange Commission by the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, the Registrant announced the appointment of William P. Montague to its board of directors. Mr. Montague, 62, who was chief executive officer and a director of Mark IV Industries, retired in July last year. Mark IV is a diversified global manufacturer of highly-engineered systems and components for the transportation, industrial and automotive markets. He joined Mark IV Industries in April 1972 as treasurer and controller, became chief financial officer in 1986 and was named president in 1996. Mr. Montague is also a director of Gibraltar Industries, Inc., a NASDAQ-listed company that is a leading manufacturer, processor and distributor of products for the building, industrial, and vehicular markets. His appointment brings the number of Endo board members to eight. Mr. Montague will serve as a member of the audit committee of Endo’s board.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated February 27, 2009, reporting the Registrant’s financial results for the three and twelve month periods ending December 31, 2008

99.2	Press Release of Endo Pharmaceuticals Holdings Inc. dated February 26, 2009, reporting the appointment of William P. Montague to the Registrant’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: February 27, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated February 27, 2009, reporting the Registrant’s financial results for the three and twelve month periods ended December 31, 2008

99.2	Press Release of Endo Pharmaceuticals Holdings Inc. dated February 26, 2009, reporting the appointment of William P. Montague to the Registrant’s Board of Directors